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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 25, 2005

                              AMEDIA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-22055                  11-3223672
----------------------------- --------------------------- ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)


              101 CRAWFORDS CORNER ROAD, HOLMDEL, NEW JERSEY 07733 (Address of principal executive offices, including Zip Code)

                                 (732) 949-2350
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 25, 2005, Amedia Networks, Inc. (the "Company") entered into an employment agreement with James D. Gardner pursuant to which Mr. Gardner will serve as the Company's Chief Financial Officer.

The agreement has an initial term of one year, provided, that within the first 90 days the Company is entitled to terminate the agreement. After the initial term of one year, the agreement is automatically renewable for two additional one year terms unless the Company or Mr. Gardner notified the other in writing upon at least 45 days prior to the scheduled termination of the initial term or any renewal term that it does not intend to renew the agreement. Mr. Gardner will be paid a monthly salary of $14,583 and will be granted options under the Company's 2000 Equity Incentive Plan to purchase 300,000 shares of the Company's common stock, par value $0.001 (the "Common Stock") at a per share purchase price of $1.05. The options are to vest over three years on a quarterly basis, provided that if within the first 6 months of employment Mr. Gardner resigns or the agreement is terminated by the Company for Cause (as defined in the employment agreement), none of the options vest. The agreement may be terminated by Mr. Gardner for any reason on 60 days written notice to the Company or by the Company for Cause. In the event of a termination by the Company for any reason other than Cause, the Company shall pay Mr. Gardner (i) if such termination occurs during the initial term of the agreement, an amount equal to three months' salary and (ii) if such termination occurs after the initial term, an amount equal to 6 months' salary.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 13, 2005, the Company announced the appointment of James D. Gardner, age 52, as its Chief Financial Officer. Mr. Gardner assumed the duties of Chief Financial Officer on May 25 2005.

Prior to Joining the Company, from January 2005 thru May 6, 2005, Mr. Gardner served as Chief Operating Officer of dotPhoto, a private company engaged in on-line photo processing and wireless application development for cellular telephones. From January, 2002 through April, 2004, Mr. Gardner served as Chief Executive Officer for Comstar Interactive, a private company engaged in the wireless credit card processing field. He has also held the position of Chief Financial Officer at BellSouth Wireless Data (renamed Cingular Interactive (May 1999 through November 2001), and as chief financial officer of BellSouth Mobile Data (November 1995 through May 1999) and chief financial officer of RAM/BSE Communications L.P. from 1991 though 1995, with all companies involved in the provision of wireless packet data networks and services, principally in the US and Europe. Mr. Gardner also held several other senior executive positions at BellSouth and AT&T in the areas of Financial Management, Domestic and International corporate finance, issuing debt and equity and the related rating agency and investment banking interfaces, shareholder relations and a number of other treasury, accounting and finance positions. As Chief Financial Officer, Mr. Gardner will be responsible for the Company's overall financial plans and accounting practices and will oversee the treasury, budget, administrative and related activities of the organization.

Mr. Gardner does not have any family relationship with any executive officer, director or person selected to become an officer or director of the Company. Neither Mr. Gardner nor any member of his immediate family was, during the last two years, or is to be a party to any transaction or proposed transaction with the Company.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

None

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED: JUNE 13, 2005

                                      /s/ FRANK GALUPPO
                                      ------------------------------------------
                                          FRANK GALUPPO
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER